Exhibit 4.1

SUMITOMO MITSUI FINANCIAL GROUP, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

A$300,000,000 3.662% Senior Notes due 2022

and

A$700,000,000 Senior Floating Rate Notes due 2022

SUPPLEMENTAL INDENTURE

Dated as of March 29, 2017

to the

Senior Indenture dated as of March 9, 2016

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 29, 2017, is entered into by Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have entered into the Senior Indenture dated as of March 9, 2016 (the “Base Indenture”) providing for the issuance from time to time of the Issuer’s unsecured bonds, debentures, notes or other evidences of indebtedness. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is herein referred to as the “Indenture;”

WHEREAS, the Issuer has authorized the issuance of A$300,000,000 principal amount of 3.662% senior notes due 2022 (the “Fixed Rate Notes”) and A$700,000,000 principal amount of senior floating rate notes due 2022 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”);

WHEREAS, the Issuer desires to enter into this Supplemental Indenture pursuant to Section 7.01(e) of the Base Indenture to establish the terms of the Notes in accordance with Section 2.03 of the Base Indenture and to establish the forms of the Notes in accordance with Sections 2.01 and 2.03 of the Base Indenture; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

Section 1. Definitions. For the purpose of this Supplemental Indenture, all capitalized terms used but not defined herein shall have the meaning given to them in the Base Indenture as amended hereby.

Section 2. Forms of Securities. The forms of Securities for the Fixed Rate Notes and the Floating Rate Notes shall be substantially in the forms of Exhibit A and Exhibit B, respectively, to this Supplemental Indenture.

Section 3. Amendments to the Indenture. With respect to the Notes, the Base Indenture is hereby supplemented and amended as follows:

(a) References to the “Trustee” in the Base Indenture in connection with The Bank of New York Mellon acting as paying agent are hereby replaced with “The Bank of New York Mellon, London Branch, as paying agent,” and references to the “Trustee” in the Base Indenture in connection with The Bank of New York Mellon acting as registrar or transfer agent are hereby replaced with “The Bank of New York Mellon (Luxembourg) S.A., as registrar,” and “The Bank of New York Mellon (Luxembourg) S.A., as transfer agent,” respectively.

(b) Subsections (a) and (b) of Section 2.12 of the Base Indenture are hereby replaced in their entirety by new subsections (a) and (b), which shall read as follows:

“(a) In compliance with Japanese tax laws and the practices of taxing authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Indenture or any supplemental indenture hereto, any paying agent shall act in accordance with the procedures and forms set out in the applicable and most recent memorandum prepared by the International Capital Markets Association, or any other organization or organizations that succeed the International Capital Markets Association (as may be amended or supplemented from time to time by notice from such association) entitled “Compliance Procedures for International Securities Offerings by Japanese Issuers”, intended to provide for the administration of the Special Taxation Measures Act (the “ICMA Procedures”). Except as otherwise provided in this Indenture, any such paying agent shall be responsible only for performing such services as are specifically provided for in the ICMA Procedures or such other procedures actually known by the paying agent, as applicable and as may be amended or modified and communicated to the paying agent from time to time. Any such paying agent and the Issuer may rely on the information provided in the claim for exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary.”

“(b) If any interest payment on a series of Securities is due to be made hereunder, and if and so long as payments of interest (if any) by the Issuer to any paying agent may be made without withholding or deduction for or on account of Japanese tax only upon receipt of certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant paying agent, at the direction of the Issuer, shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series have been issued); (ii) provide any required confirmations of information available to it; and (iii) deliver such Tax Documentation to, or on the order of, the Issuer no later than one Business Day prior to the relevant interest payment date, followed by first class mail or express courier at the address stipulated in Section 10.04, for filing with the relevant Japanese district tax office. Any such paying agent may rely on the information provided in Tax Documentation (including, where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect.

(c) Section 3.04 of the Base Indenture is hereby replaced in its entirety by a new Section 3.04, which shall read as follows:

“Section 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee;

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable; and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in subsection (b) above.

The Issuer will, prior to 10:00 a.m., Sydney time, on each due date of the principal of or interest on the Securities of such series, deposit or cause to be deposited with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action. The paying agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 3.04(c).

If the paying agent pays out any amount due in respect of the Securities before receipt of the amount due under this Section 3.04(c), the Issuer shall on demand reimburse the paying agent for the relevant amount and pay interest to the paying agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the paying agent of funding the amount paid out, as certified by the paying agent.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Sections 9.03 and 9.04.”

(d) Section 3.05 of the Base Indenture is hereby replaced in its entirety by a new Section 3.05, which shall read as follows:

“Section 3.05. Payment of Additional Amounts. Unless otherwise established in accordance with Section 2.03, all payments of principal and interest in respect of the Securities shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”), unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i) the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii) the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii) the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv) the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v) the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Securities (where presentation is required) to another paying agent maintained by the Issuer;

(vi) the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the beneficial owner of such Security; or

(vii) any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing to the Securities as part of the distribution by the underwriters under the applicable underwriting agreement, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the paying agent, and the paying agent shall make such certified copies or other evidence available to the Holders upon reasonable request to the paying agent.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the Securities; provided that, except as otherwise set forth in the Securities and in this Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of this Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.”

(e) Section 12.02 of the Base Indenture is hereby replaced in its entirety by a new Section 12.02, which shall read as follows:

“Section 12.02. Notice of Certain Events. The Issuer shall, as soon as practicable after the Prime Minister of Japan has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to the Issuer or a Japanese court has publicly announced that it has granted permission to a transfer of the Issuer’s assets (including shares of the Issuer’s subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act, deliver a written notice of such event to the Holders and the Trustee. Any failure or delay by the Issuer to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in this Article 12. The Trustee shall be entitled to rely conclusively upon such notification of the Issuer (without further investigation or inquiry) and shall not be liable to any person for so accepting and relying on such notification.”

(f) Section 13.02 of the Base Indenture is hereby replaced in its entirety by a new Section 13.02, which shall read as follows:

“Section 13.02. Calculation of Floating Interest. The Calculation Agent shall calculate the interest rates and amounts of interest payable in respect of any series of floating interest rate Securities issued under this Indenture at such dates and times and in accordance with such other terms and conditions as set forth on any Registered Security of such series.

Unless otherwise instructed by the Issuer, the Calculation Agent will cause the interest rate, the number of days in, and the interest amount for, the relevant interest period and the interest payment date, in respect of each series of floating interest rate Securities to be notified to the Issuer and the Trustee, or through other reasonable means to make such information available, in order that such information will be published or notified to the Holders of record as soon as possible after their determination but in no event later than the third day of the relevant interest period. If the Securities become due and payable as described in Article 11 or pursuant to an acceleration upon an Event of Default other than on an interest payment date, the accrued interest payable, the interest rate, the number of days in the relevant interest period and the interest payment date in respect of such Securities shall nevertheless continue to be calculated and notified as previously in accordance with the foregoing provisions and this Indenture. All determinations and calculations made by the Calculation Agent, pursuant to the foregoing provisions will, in the absence of negligence, bad faith or manifest error, be binding on the Holders, the Issuer, the Trustee, the paying agent and the Calculation Agent. The interest rate payable on any series of floating interest rate Securities issued under this Indenture will not be higher than the maximum rate permitted by the law of the State of New York as modified by United States law of general application or by Japanese law and as notified to the Trustee, the Calculation Agent and the paying agent in writing five Business Days prior to any interest payment date, if applicable.”

Section 4. Form of Agent Appointment Agreement. Whenever the Issuer appoints an agent other than a person who is also acting as the Trustee, it will cause such agent to execute and deliver to the Trustee an instrument substantially in the form of Exhibit C to this Supplemental Indenture in which such agent shall agree with the Issuer, among other things, to be bound by and observe the provisions of the Indenture and the Notes.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8. Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

THE BANK OF NEW YORK MELLON

By:
Name: [ ]
Title: [ ]

[Supplemental Indenture]

EXHIBIT A

[FORM OF 3.662% SENIOR NOTES DUE 2022]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS SECURITY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO NOMINEES OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFER OF A PORTION OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE BELOW LEGEND WITH RESPECT TO JAPANESE TAXATION.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE BANK OF NEW YORK MELLON, LONDON BRANCH OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

INTEREST PAYMENTS ON THE SECURITIES WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH SUMITOMO MITSUI FINANCIAL GROUP, INC. (THE “ISSUER”) AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (9) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% OF THE AMOUNT OF SUCH INTEREST.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

GLOBAL SECURITY

3.662% Senior Notes due 2022

ISIN No. XS1572743927 Common Code 157274392	A$300,000,000

Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture referred to on the reverse of this Security) for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) or registered assigns, the principal sum of THREE HUNDRED MILLION Australian Dollars on March 29, 2022 and to pay interest thereon from March 29, 2017 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on March 29 and September 29 in each year (each, an “Interest Payment Date”) commencing September 29, 2017 at the rate per annum of 3.662%, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture. The semiannual interest to be paid on the Securities will amount to A$18.31 per each A$1,000 in nominal amount of the Securities for each Interest Payment Date.

For the purposes of this Security, the term “Business Day” means any day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on the fifteenth day before the Interest Payment Date (whether or not a Business Day). If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date (which date shall not be less than five Business Days prior to the date of payment of such defaulted interest), established by notice given by mail by or on behalf of the Issuer to the Holder of this Security not less than 15 days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the year and the actual number of days elapsed (Act/Act (ICMA)). If any payment is due on the Securities on a day that is not a Business Day, payment will be made on the day that is the next succeeding Business Day without any additional interest as a result of such delay. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding day that is a Business Day.

The principal of, and interest and Additional Amounts on, the Securities will be payable in Australian Dollars. The Issuer will cause the paying agent to pay such amounts, on the dates payment is to be made, directly to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED.

The Issuer will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with The Bank of New York Mellon, London Branch acting as a common depositary of Euroclear and Clearstream, and registered in the name of THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, a nominee of the common depositary. As Holder of record of this Security, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and shall at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the Issuer, other than subordinated obligations of the Issuer and except for statutorily preferred obligations. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Date: March     , 2017

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: March     , 2017

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]

[REVERSE OF SECURITY]

Sumitomo Mitsui Financial Group, Inc.

3.662% Senior Notes due 2022

This Security is one of a duly authorized issue of unsecured bonds, debentures, notes or other evidences of indebtedness of Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (herein called the “Issuer”, which term includes any successor person under the Indenture hereinafter referred) designated as its 3.662% Senior Notes due 2022 (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of March 9, 2016, as supplemented by the Supplemental Indenture dated as of March 29, 2017 (hereinafter called the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in Australian Dollars or in such other coin or currency of the Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in Australian Dollars to the accounts specified by the Holders of this Registered Global Security. Otherwise, with respect to Securities in definitive form, the paying agent will make all payments by wire transfer in immediately available and cleared funds to the accounts specified by the Holders thereof prior to the record date immediately preceding the relevant Interest Payment Date or the relevant date of redemption or maturity, as the case may be. With respect to Securities in definitive form, the Issuer (when acting as the paying agent) will make payment by wire transfer of immediately available and cleared funds to the accounts specified by the Holders thereof or, if no such account is specified, the Issuer may make payments by mailing a check to each Holder’s registered address; provided, however, that in the case of such a payment of principal, the Securities shall have been surrendered to the paying agent at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose for payment together with such notice.

All payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i)	the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)	the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii)	the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)	the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v)	the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Securities (where presentation is required) to another paying agent maintained by the Issuer;

(vi)	the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the beneficial owner of such Security; or

(vii)	any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing to the Securities as part of the distribution by the underwriters under the applicable underwriting agreement, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the paying agent, and the paying agent shall make such certified copies or other evidence available to the Holders upon reasonable request to the paying agent.

If (i) subsequent to making a payment on this Security without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Security) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on this Security; provided that, except as otherwise set forth herein and in the Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of this Security.

The Securities may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under applicable Japanese laws or regulations then in effect, at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, if the Issuer is or will be obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the relevant series of Securities and such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer; provided, that no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the relevant Securities.

Notwithstanding anything to the contrary in the Indenture or the Securities, each Holder and the Trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to the Issuer, not to initiate any action to attach any of the Issuer’s assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act, and (b) to any transfer of the Issuer’s assets (including shares of the Issuer’s subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act, including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of the Issuer’s assets under Article 126-5 of the Deposit Insurance Act, and that any such transfer shall not constitute a sale or disposal of the Issuer’s properties or assets for the purpose of Article 8 of the Indenture.

The Issuer shall, as soon as practicable after the Prime Minister of Japan has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to the Issuer or a Japanese court has publicly announced that it has granted permission to a transfer of the Issuer’s assets (including shares of the Issuer’s subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act, deliver a written notice of such event to the Holders and the Trustee. Any failure or delay by the Issuer to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this Registered Global Security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the registrar in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the registrar and transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of A$2,000 and integral multiples of A$1,000 in excess thereof (sales in Australia subject to a minimum denomination of A$500,000). As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee, the paying agent, the transfer agent, the registrar and any agent of the Issuer, the Trustee, the paying agent, the transfer agent or the registrar may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Trustee, the paying agent, the transfer agent, the registrar nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein prescribed.

This Security is governed by and shall be construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

EXHIBIT B

[FORM OF SENIOR FLOATING RATE NOTES DUE 2022]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS SECURITY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO NOMINEES OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFER OF A PORTION OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE BELOW LEGEND WITH RESPECT TO JAPANESE TAXATION.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE BANK OF NEW YORK MELLON, LONDON BRANCH OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

INTEREST PAYMENTS ON THE SECURITIES WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH SUMITOMO MITSUI FINANCIAL GROUP, INC. (THE “ISSUER”) AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (9) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% OF THE AMOUNT OF SUCH INTEREST.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

GLOBAL SECURITY

Senior Floating Rate Notes due 2022

ISIN No. XS1572744222	A$700,000,000

Common Code 157274422

Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture referred to on the reverse of this Security) for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) or registered assigns, the principal sum of SEVEN HUNDRED MILLION Australian Dollars on March 29, 2022 (the “Maturity Date”) (subject to adjustment as set forth below) and to pay interest thereon from March 29, 2017 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly in arrears on March 29, June 29, September 29 and December 29 in each year (each, an “Interest Payment Date”) commencing June 29, 2017, subject to adjustments to make such date a Business Day as described below, at the Interest Rate as set forth below, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

For the purposes of this Security, the term “Business Day” means any day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close. If any Interest Payment Date of the Securities (other than the Maturity Date) would otherwise fall on a day that is not a Business Day, the Interest Payment Date will be adjusted to be the next succeeding day that is a Business Day, unless such Business Day is in the next succeeding month, in which case such Interest Payment Date will be the immediately preceding Business Day.

In the event the Maturity Date is not a Business Day, the payment of interest and principal in respect of the Securities will be made on the next succeeding day that is a Business Day, and no interest on such payment shall accrue for the period from and after March 29, 2022.

The “Interest Rate” for the Securities will accrue at a floating rate per annum, reset quarterly, equal to the Australian Dollar three-month Bank Bill Swap rate (the “BBSW Rate”) plus 1.27%, determined by the Calculation Agent (as defined below) for this Security as described below.

Each period beginning on (and including) an Interest Payment Date (after any adjustments to make such date a Business Day) and ending on (but excluding) the immediately succeeding Interest Payment Date (after any adjustments to make such date a Business Day) is referred to as an “Interest Period”. The first Interest Period will begin on (and include) March 29, 2017 and will end on (but exclude) the first Interest Payment Date (after any adjustments to make such date a Business Day).

The Calculation Agent will reset the Interest Rate for each Interest Period on the first day of each Interest Period (each an “Interest Reset Date”). The Interest Rate set on a particular Interest Reset Date will remain in effect during the Interest Period commencing on such Interest Reset Date. The Calculation Agent will determine the applicable Interest Rate and calculate the amount of interest (the “Interest Amount”) payable on the Securities in any Interest Period on the first day of that Interest Period (the “Interest Determination Date”).

The Bank of New York Mellon, London Branch as calculation agent (in such capacity together with any successor, the “Calculation Agent”) will determine the BBSW Rate for any Interest Period on the following basis:

(i) The Calculation Agent will determine the BBSW Rate (expressed as a percentage per annum) having a tenor closest to the Interest Period of three months that is designated as the “AVG MID” on the Reuters Screen BBSW Page at approximately 10:10 a.m., Sydney time, on the Interest Determination Date. “Reuters Screen BBSW Page” means the display which appears on the display on Reuters (or any successor service) as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW rates or base lending rates of major Australian banks.

(ii) If the rate is not published prior to 10:30 a.m., Sydney time, on the Interest Determination Date, then the BBSW Rate will be the rate determined by the Calculation Agent to be the average of the buying rates quoted by three Reference Banks at or about that time on that date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the period. The Calculation Agent will determine the arithmetic mean, rounded to the nearest one ten-thousandth of a percentage point (.0001), with five hundred-thousandths of a percentage point rounded upwards, e.g., 9.87645% (or 0.0987645) being rounded to 9.8765% (or 0.098765) of such quotations. “Reference Bank” means any financial institution authorized to quote on the Reuters Screen BBSW Page.

(iii) The Interest Rate payable on the Securities will not be higher than the maximum rate permitted by the law of the State of New York as modified by United States law of general application or by Japanese law and as notified to the Trustee, the Calculation Agent and the paying agent in writing five Business Days prior to each Interest Payment Date, if applicable. The Interest Rate payable on the Securities will not be lower than zero.

The Calculation Agent will calculate the Interest Amount for such Interest Period by applying the Interest Rate for such Interest Period to the principal amount of the Securities, multiplying the product by the actual number of days in such Interest Period, divided by 365 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Interest will be calculated per each A$1,000 in nominal amount of the Securities and rounded to the nearest cent (half a cent being rounded upwards).

All determinations, calculations and quotations made or obtained for the purposes of calculating the Interest Rate and the Interest Amount, will, in the absence of negligence, bad faith or manifest error, be binding on the Issuer, the Calculation Agent, the paying agent, the Trustee and the Holders of the Securities.

The Calculation Agent will cause the Interest Rate, the number of days in the Interest Period, the Interest Amount for each Interest Period and the Interest Payment Date to be notified to the Issuer and the Trustee. The Interest Payment Date so notified or published may subsequently be amended.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on the fifteenth day before the Interest Payment Date (whether or not a Business Day). If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date (which date shall not be less than five Business Days prior to the date of payment of such defaulted interest), established by notice given by mail by or on behalf of the Issuer to the Holder of this Security not less than 15 days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period from and including the date on which interest begins to accrue to but excluding the date on which it falls due and a 365-day year.

The principal of, and interest and Additional Amounts on, the Securities will be payable in Australian Dollars. The Issuer will cause the paying agent to pay such amounts, on the dates payment is to be made, directly to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED.

The Issuer will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with The Bank of New York Mellon, London Branch acting as a common depositary of Euroclear and Clearstream, and registered in the name of THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, a nominee of the common depositary. As Holder of record of this Security, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and shall at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the Issuer, other than subordinated obligations of the Issuer and except for statutorily preferred obligations. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Date: March     , 2017

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: March     , 2017

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]

[REVERSE OF SECURITY]

Sumitomo Mitsui Financial Group, Inc.

Senior Floating Rate Notes due 2022

This Security is one of a duly authorized issue of unsecured bonds, debentures, notes or other evidences of indebtedness of Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (herein called the “Issuer”, which term includes any successor person under the Indenture hereinafter referred) designated as its Senior Floating Rate Notes due 2022 (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of March 9, 2016, as supplemented by the Supplemental Indenture dated as of March 29, 2017 (hereinafter called the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in Australian Dollars or in such other coin or currency of the Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in Australian Dollars to the accounts specified by the Holders of this Registered Global Security. Otherwise, with respect to Securities in definitive form, the paying agent will make all payments by wire transfer in immediately available and cleared funds to the accounts specified by the Holders thereof prior to the record date immediately preceding the relevant Interest Payment Date or the relevant date of redemption or maturity, as the case may be. With respect to Securities in definitive form, the Issuer (when acting as the paying agent) will make payment by wire transfer of immediately available and cleared funds to the accounts specified by the Holders thereof or, if no such account is specified, the Issuer may make payments by mailing a check to each Holder’s registered address; provided, however, that in the case of such a payment of principal, the Securities shall have been surrendered to the paying agent at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose for payment together with such notice.

All payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i)	the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)	the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii)	the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)	the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v)	the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Securities (where presentation is required) to another paying agent maintained by the Issuer;

(vi)	the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the beneficial owner of such Security; or

(vii)	any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing to the Securities as part of the distribution by the underwriters under the applicable underwriting agreement, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the paying agent, and the paying agent shall make such certified copies or other evidence available to the Holders upon reasonable request to the paying agent.

If (i) subsequent to making a payment on this Security without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Security) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on this Security; provided that, except as otherwise set forth herein and in the Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of this Security.

The Securities may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under applicable Japanese laws or regulations then in effect, at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, if the Issuer is or will be obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the relevant series of Securities and such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer; provided, that no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the relevant Securities.

Notwithstanding anything to the contrary in the Indenture or the Securities, each Holder and the Trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to the Issuer, not to initiate any action to attach any of the Issuer’s assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act, and (b) to any transfer of the Issuer’s assets (including shares of the Issuer’s subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act, including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of the Issuer’s assets under Article 126-5 of the Deposit Insurance Act, and that any such transfer shall not constitute a sale or disposal of the Issuer’s properties or assets for the purpose of Article 8 of the Indenture.

The Issuer shall, as soon as practicable after the Prime Minister of Japan has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to the Issuer or a Japanese court has publicly announced that it has granted permission to a transfer of the Issuer’s assets (including shares of the Issuer’s subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act, deliver a written notice of such event to the Holders and the Trustee. Any failure or delay by the Issuer to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this Registered Global Security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the registrar in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the registrar and transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of A$2,000 and integral multiples of A$1,000 in excess thereof (sales in Australia subject to a minimum denomination of A$500,000). As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee, the paying agent, the transfer agent, the registrar and any agent of the Issuer, the Trustee, the paying agent, the transfer agent or the registrar may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Trustee, the paying agent, the transfer agent, the registrar nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein prescribed.

This Security is governed by and shall be construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

EXHIBIT C

PAYING AGENT, CALCULATION AGENT, TRANSFER AGENT AND

REGISTRAR APPOINTMENT LETTER

March 29, 2017

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

and

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

with a copy to:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

Re:	A$300,000,000 3.662% Senior Notes due 2022 and

A$700,000,000 Senior Floating Rate Notes due 2022 (together, the “Notes”)

Reference is hereby made to the Indenture dated as of March 9, 2016 between Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (the “Issuer”) and The Bank of New York Mellon (the “Trustee”), as supplemented and amended by the Supplemental Indenture dated as of March 29, 2017 (the “Indenture”). Terms used herein are used as defined in the Indenture.

The Issuer hereby appoints The Bank of New York Mellon, London Branch, as the paying agent (the “Paying Agent”) with respect to the Notes and as the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes, and The Bank of New York Mellon, London Branch hereby accepts such appointments. The Issuer hereby appoints The Bank of New York Mellon (Luxembourg) S.A. as the transfer agent (the “Transfer Agent”) and as the registrar (the “Registrar,” and together with the Paying Agent, the Calculation Agent and the Transfer Agent, the “Agents” and each an “Agent”)) with respect to the Notes, and The Bank of New York Mellon (Luxembourg) S.A. hereby accepts such appointments. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Issuer agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) Each Agent shall be entitled to the compensation to be agreed upon in writing with the Issuer for all services rendered by it under the Indenture, and the Issuer agrees promptly to pay such compensation and to reimburse each Agent for reasonable expenses, disbursements and advances properly incurred or made by or on behalf of it in connection with the services rendered by it under this letter and the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel) except to the extent any such expense, disbursement or advancement may arise from such Agent’s negligence, bad faith or willful misconduct. The Issuer hereby agrees to indemnify each Agent and its agents, officers and directors and any successors thereto for, and to hold it harmless against, any loss, liability, damage, claim or expenses arising out of or in connection with its acting as Agent hereunder and under the Indenture, including properly incurred costs and expenses of defending itself against or investigating any claim of liability and in connection with the exercise or performance of any of its powers or duties hereunder, and the properly incurred compensation, expenses and disbursements of counsel, except to the extent such loss, liability, damage, claim or expense is due to the negligence, bad faith or willful misconduct of such Agent. The obligations of the Issuer under this Section (a) shall survive the payment of the Notes, the termination or expiry of the Indenture or this letter, discharge of the Notes and the resignation or removal of the Agents. Notwithstanding anything to the contrary in this letter or the Indenture, under no circumstances will the Agents be responsible or liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, inter alia, loss of business, goodwill, opportunity or profit) even if advised of the likelihood of such loss on damages and regardless of the form of action. The prior sentence shall survive the termination or expiry of this letter or the Indenture, the redemption or maturity of the Notes and the resignation or removal of the Agents.

(b) In acting under the Indenture and in connection with the Notes, each Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Paying Agent for the payment of principal of, interest on, or other amounts (including Additional Amounts) on, the Notes shall, subject to the provisions of the Indenture, be held in trust by the Paying Agent and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Paying Agent except to the extent required by law.

(c) Each Agent may consult with counsel and any written advice or opinions of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinions.

(d) Each Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e) The Agents and any of their affiliates, in their individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Issuer with the same rights that each of them would have if they were not an Agent, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer, as freely as if they were not an Agent.

(f) The Paying Agent shall give the Trustee written notice of any failure by the Issuer to make any payment of the principal of, or interest on, the Notes and any other payments to be made on behalf of the Issuer under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the Paying Agent will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request.

(g) The Agents shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes, except as otherwise agreed in writing with the Issuer.

(h) Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Notes against any Agent. No Agent shall be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. No Agent shall have any obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

(i) If an Event of Default occurs and is continuing, the Agents shall be required to act solely in accordance with the Trustee’s directions.

(j) An Agent may at any time resign by giving 60 days’ prior written notice of its resignation to the Issuer and the Trustee and specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, if required by the Indenture the Issuer shall promptly appoint a successor paying agent, transfer agent or registrar, as the case may be, by written instrument substantially in the form hereof in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the resigning Agent, one copy to the successor paying agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Upon the effectiveness of the appointment of a successor paying agent, transfer agent or registrar, as the case may be, the retired Agent shall cease to be such Agent hereunder.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor paying agent, transfer agent or registrar, as the case may be, as provided below. The Issuer may, at any time and for any reason, remove an Agent and appoint a successor paying agent, transfer agent or registrar, as the case may be, by written instrument in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the Agent being removed, one copy to the successor paying agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Any removal of an Agent and any appointment of a successor paying agent, transfer agent or registrar, as the case may be, shall become effective upon acceptance of appointment by the successor paying agent, transfer agent or registrar, as the case may be, as provided below. If no successor Agent is appointed within 30 days of resignation or removal of any Agent, the retiring Agent shall, on behalf of and at the expense of the Issuer, appoint its successor or the retiring Agent or the Issuer may petition a court of competent jurisdiction. Upon its resignation or removal, such Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including properly incurred counsel fees and expenses) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

The Issuer shall remove an Agent and appoint a successor paying agent, transfer agent or registrar, as the case may be, if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor paying agent, transfer agent or registrar, as the case may be, appointed as provided herein shall execute and deliver to its predecessor and to the Issuer and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Issuer appointing such agent) and thereupon such successor paying agent, transfer agent or registrar, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such successor paying agent, transfer agent or registrar all monies or other property at the time held by it hereunder.

(k) Notwithstanding anything contained herein to the contrary, the Issuer hereby irrevocably agrees that any and all of the rights and obligations of any Agent and, to the extent applicable, the obligations of the Issuer toward any Agent set forth in the Indenture shall be deemed to have been included in this letter.

(l) Notwithstanding anything contained herein to the contrary, the obligations of the Agents under this letter are several and not joint and should be independently construed and the Agents shall not be liable for each other’s acts or omissions to act.

(m) Each Agent will treat information relating to the Issuer as confidential, but (unless consent is prohibited by law) the Issuer consents to the transfer and disclosure by the Agents of any information relating to the Issuer to and between branches, subsidiaries, representative offices, affiliates and agencies of the Agents, for internal use only (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes) to the extent (i) necessary for the Agents’ performance of their duties under this letter or (ii) required or requested by any law, court, regulator or legal process; provided that the Agents (x) shall procure that each such branch, subsidiary, representative office, affiliate or agent to whom such disclosure is made shall not use, transfer or disclose such confidential information in a manner not permitted under this Section (m) and (y) shall provide prior notice of such transfer or disclosure, unless prior notice is not legally permitted or would unreasonably delay the Agents’ performance of their duties under this letter or normal operating practice, in which case the Agents shall provide notice of such transfer or disclosure within a reasonable time thereafter.

(n) Each Agent shall at all times be a financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.

(o) Any Agent may take and instruct any delegate to take any action which it in its discretion (acting properly in accordance with applicable laws and the Agent’s internal policies and guidelines) considers necessary so as to comply with any applicable law, regulation, request of a public or regulatory authority which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities.

(p) Any notice or communication to the Agents will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to any Agent will be effective only upon receipt. The notice or communication to the Paying Agent and the Calculation Agent should be addressed to the Paying Agent and the Calculation Agent at:

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

Facsimile: +44 207 964 6369

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

and with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East, Hong Kong

Facsimile: +852 2295 3283

Attention: Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

and the notice or communication to the Registrar and Transfer Agent should be addressed to the Registrar and Transfer Agent at:

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Facsimile: +352 2452 4204

Attention: Corporate Trust Services – Sumitomo Mitsui Financial Group, Inc.

and with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East, Hong Kong

Facsimile: +852 2295 3283

Attention: Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

Any notice to the Issuer or the Trustee shall be given as set forth in the Indenture.

(q) Any corporation into which an Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party or any corporation succeeding to the business of such Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(r) Any amendment or supplement under Sections 7.01 and 7.02 of the Indenture that adversely affects an Agent shall not affect such Agent’s rights, powers, obligations, duties or immunities, unless such Agent has consented thereto.

(s) The agreement set forth in this letter shall be governed by the laws of the State of New York. The Issuer (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Indenture or the Securities may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit or proceeding.

(t) The Issuer agrees that the provisions of Sections 5.02(g), 5.02(h), 5.02(m), 5.02(o) and 10.12 of the Indenture shall apply hereto.

(u) Notwithstanding and to the exclusion of any other term of this letter or any other agreements, arrangements, or understanding among the parties hereto, the Issuer acknowledges and accepts that a BRRD Liability arising under this letter may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Issuer under this letter, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this letter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section (u):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any Agent subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this letter to be duly executed as of the date first above written.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

Agreed and accepted:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent and Calculation Agent

By:
Name: [ ]
Title: [ ]

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar and Transfer Agent

By:
Name: [ ]
Title: [ ]

Acknowledged:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [ ]
Title: [ ]